Exhibit 99.1

InfraREIT, Inc. 1900 North Akard Street Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports Fourth Quarter and Full Year 2017 Results

DALLAS, TEXAS, March 1, 2018—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today reported financial results for the fourth quarter and full year of 2017 and provided the Company’s financial outlook.

For the full year 2017, InfraREIT reported the following highlights:

•	Rate Case dismissed and Asset Exchange Transaction closed in November 2017
•	Net income was $17.1 million
•	Net income attributable to InfraREIT, Inc. common stockholders per share (“EPS”) was $0.28 per share
•	Non-GAAP earnings per share (“Non-GAAP EPS”) was $1.26 per share
•	Cash available for distribution (“CAD”) was $80.4 million
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $168.8 million
•	Quarterly dividend declared of $0.25 per share of common stock, $1.00 per share annualized

Guidance:

•	2018 EPS range of $1.29 to $1.39
•	2018 Non-GAAP EPS range of $1.22 to $1.32
•	Expect to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized through 2018
•	2018 earnings and dividend guidance assumes the existing lease payments continue as scheduled throughout 2018
•	Footprint Projects capital expenditures range of $70 million to $180 million for the period of 2018 through 2020

Recent events:

•

In late December 2017, the U.S. Congress enacted the Tax Cuts and Jobs Act (“TCJA”), which includes a reduction in the corporate federal income tax rate from 35 percent to 21 percent for tax years beginning on or after January 1, 2018.  InfraREIT continues to evaluate the impact of this and other elements of the tax legislation on its real estate investment trust (“REIT”) election and the existing lessor-lessee relationship with Sharyland Utilities, L. P. (“Sharyland”) and any actions the Company should take in response.

“The closing of the asset exchange transaction and dismissal of our rate case were important milestones for our company,” said David A. Campbell, Chief Executive Officer of InfraREIT.  “We are now well-positioned to advance our transmission-focused strategy and business model.  We remain committed to operational excellence and supporting the infrastructure needs of the growing Texas economy.  Over the long term, we expect that the ongoing expansion of renewables in the Panhandle and West Texas, as well as regional load growth, will continue to drive new transmission requirements.”

“Consistent with our commitment to the infrastructure needs of Texas, earlier this quarter Sharyland successfully connected the first of two synchronous condensers designed to enhance grid stability and reduce transmission congestion in the Texas Panhandle.  Our synchronous condensers are the first of their kind in ERCOT and will support the electric grid as renewable generation continues to grow in Texas,” added Campbell.

Fourth Quarter 2017 Results

Lease revenue increased 6 percent to $58.7 million for the three months ended December 31, 2017, compared to $55.2 million for the same period in 2016.  For the fourth quarter of 2017, base rent contributed $42.9 million and percentage rent contributed $15.8 million, compared to $38.9 million of base rent and $16.3 million of percentage rent for the fourth quarter of 2016.

The Tax Cuts and Jobs Act regulatory adjustment (“TCJA Regulatory Adjustment”) was a non-cash reduction to revenue of $55.8 million for the three months ended December 31, 2017.  As an owner of regulated utility assets, the Company established an accumulated deferred federal income tax (“ADFIT”) balance for regulatory purposes primarily associated with the difference between U.S. GAAP and federal income tax depreciation on its assets. This ADFIT was calculated based on a 35 percent corporate federal income tax rate, but was not recorded on the Company’s balance sheet or income statement due to the Company’s expectation that

InfraREIT would not pay corporate federal income taxes as a result of its REIT structure.  With the reduction in the corporate federal income tax rate resulting from the TCJA, regulatory accounting rules require utilities to revalue their ADFIT balances based on the updated tax rate to remove the difference from ADFIT and to create a regulatory liability for the reduction in ADFIT.  Additionally, the Company recorded a $55.8 million regulatory liability on its balance sheet with a corresponding non-cash reduction to its 2017 revenue, as deferred tax liabilities have not been previously recorded on the Company’s balance sheet.

Net loss was $25.3 million in the fourth quarter of 2017, compared to net income of $27.7 million in the fourth quarter of 2016.  Net loss attributable to InfraREIT, Inc. common stockholders was $(0.42) per share during the fourth quarter of 2017 compared to a net income of $0.46 per share during the same period in 2016.  The reduction in net income was due primarily to the $55.8 million TCJA Regulatory Adjustment.  The remaining $2.8 million increase is a result of a $3.5 million increase in lease revenue, $0.2 million decrease in general and administrative expense, $0.2 million decrease in depreciation expense and a $0.3 million gain on the Asset Exchange Transaction, partially offset by a $0.9 million increase in interest expense, net and $0.5 million decrease in other income, net.

Non-GAAP EPS was $0.50 per share for the fourth quarter of 2017 compared to $0.45 per share for the fourth quarter of 2016.  In addition to the lease revenue growth described above, Non-GAAP EPS was impacted by a reduction in general and administrative expense, net of transaction costs and a decrease in depreciation expense, offset by an increase in interest expense.  CAD was $31.1 million for the fourth quarter of 2017 compared to $27.5 million for the fourth quarter of 2016, representing an increase of $3.6 million, or 13 percent.  Adjusted EBITDA was $53.0 million for the fourth quarter of 2017, an increase of 9 percent, compared to $48.7 million for the same period in 2016.  Funds from Operations (“FFO”) was $(13.1) million for the fourth quarter of 2017, compared to $40.1 million from the same period in 2016, representing a decrease of $53.2 million resulting from the TCJA Regulatory Adjustment.  For the fourth quarter of 2017, FFO on an adjusted basis (“AFFO”) was $42.1 million, compared to $38.7 million for the same period in 2016, representing an increase of 9 percent.

2017 Performance

Lease revenue increased 11 percent to $190.3 million for the year ended December 31, 2017, compared to $172.1 million for the same period of 2016.  Base rent contributed $165.2 million and percentage rent contributed $25.1 million for the full year of 2017, compared to base rent of $145.0 million and percentage rent of $27.1 million for the full year of 2016.  Growth in lease revenue was mitigated by lower lease pricing assumptions embedded in the Company’s leases in the last half of 2017.

The TCJA Regulatory Adjustment was a non-cash reduction to revenue of $55.8 million for the year ended December 31, 2017.  This TCJA Regulatory Adjustment did not exist during the previous year.

Net income was $17.1 million for the full year of 2017, compared to net income of $69.3 million for the full year of 2016.  Net income attributable to InfraREIT, Inc. common stockholders was $0.28 per share in 2017 compared to $1.14 per share in 2016.  The reduction in net income was due primarily to the $55.8 million TCJA Regulatory Adjustment.  The remaining $3.6 million increase is a result of an $18.2 million increase in lease revenue and a $0.3 million gain on the Asset Exchange Transaction, partially offset by a $3.5 million increase in general and administrative expense, $4.5 million increase in depreciation expense, $3.8 million increase in interest expense, net and $3.1 million decrease in other income, net.

Non-GAAP EPS was $1.26 and $1.21 per share for the full year of 2017 and 2016, respectively.  Non-GAAP EPS for the period was impacted by the lease revenue growth described above and offset by an increase in general and administrative expense, net of transaction costs, an increase in depreciation and interest expense as the Company increased its rate base, a lower straight-line rent adjustment and lower allowance for funds used during construction (“AFUDC”).  CAD was $80.4 million for the full year of 2017 compared to $74.5 million for the same period of 2016, an increase of $5.9 million, or 8 percent.  Adjusted EBITDA was $168.8 million for the full year of 2017, an increase of 9 percent, compared to $154.3 million for the same period in 2016.  FFO was $68.3 million in 2017, compared to $116.0 million in 2016, representing a decrease of $47.7 million mainly attributable to the TCJA Regulatory Adjustment.  For the full year of 2017, AFFO was $126.9 million, compared to $116.3 million in 2016, representing an increase of 9 percent.

Liquidity and Capital Resources

As of December 31, 2017, the Company had $2.9 million of unrestricted cash and cash equivalents and $284.0 million of unused capacity under its revolving credit facilities.

Outlook and Guidance

EPS is projected in the range of $1.29 to $1.39 for 2018.  Non-GAAP EPS is estimated in the range of $1.22 to $1.32 for 2018.  These guidance ranges have been adjusted to reflect the expected impact of the TCJA on the Company’s lease revenue, reflecting a lower amount of percentage rent.  The difference between Non-GAAP EPS and EPS is due to adjustments related to straight-line rent and expenses associated with the asset exchange transaction.  InfraREIT expects to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized through 2018.  These forecasted amounts assume existing lease payments are made as scheduled in 2018.

The Company estimates footprint capital expenditures in the following ranges over the next three years: $50 million to $80 million for 2018; $10 million to $50 million for 2019; and $10 million to $50 million for 2020.  The guidance ranges for 2018 and 2019 have been updated to reflect the deferral of the third synchronous condenser, which Sharyland expects to advance for review by ERCOT later in 2018 or 2019.

The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

The guidance provided above constitutes forward-looking statements, which are based on current economic conditions and estimates, and the Company does not include other potential impacts, such as changes in accounting or unusual items. Supplemental information relating to the Company’s financial outlook is posted in the Investor Relations section of the Company’s Web site at www.InfraREITInc.com.

Rate Case

On December 30, 2016, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”) and Sharyland filed an amended rate case application and rate filing package with the Public Utility Commission of Texas (“PUCT”) under Docket No. 45414 (“Rate Case”).  On July 21, 2017, Sharyland and SDTS entered into an agreement with certain parties to the Rate Case, which was subsequently approved by the PUCT and resulted in the dismissal of the Rate Case in November 2017 upon the completion of the Asset Exchange Transaction.  The Rate Case dismissal enables SDTS and Sharyland to continue operating under their existing regulatory structure, and the current regulatory parameters will remain in place until the next rate case.  A new rate case is required to be filed by Sharyland and SDTS in the calendar year 2020 with a test year ending December 31, 2019.

Asset Exchange Transaction

On November 9, 2017, SDTS exchanged retail distribution assets and certain transmission assets for a group of Oncor Electric Delivery Company LLC’s (“Oncor”) transmission assets located in Northwest and Central Texas (“Asset Exchange Transaction”). As part of the PUCT order approving the asset exchange transaction, the PUCT granted SDTS a certificate of convenience and necessity (“CCN”) to continue to own and lease its assets to Sharyland.  The Asset Exchange Transaction resulted in SDTS receiving $383 million of transmission assets owned by Oncor and $20 million of net cash in exchange for $403 million of SDTS’s net assets.  Upon closing of the Asset Exchange Transaction, Sharyland leased the newly acquired assets from SDTS and began operating them under an amended CCN. SDTS continues to own and lease to Sharyland certain substations related to its wholesale distribution assets. Sharyland exited the retail distribution business when the transaction closed. Additionally, SDTS and Sharyland amended certain lease agreements to remove the assets that were transferred to Oncor.

TCJA Impacts and Company Structure Review

The TCJA reduced the corporate federal income tax rate from 35 percent to 21 percent.  Sharyland’s rates have historically incorporated an income tax allowance at a 35 percent corporate federal income tax rate, and SDTS’s lease supplements with Sharyland reflect this assumption.  However, due to the enactment of the TCJA and at the request of the PUCT, Sharyland has agreed to reduce its wholesale transmission service rate to reflect an income tax allowance at the 21 percent corporate federal income tax rate. This reduction will impact the Company’s percentage rent revenues, which are calculated based on a percentage of Sharyland’s gross revenue. The impact of the TCJA will also be incorporated into new lease supplements for future assets placed in service or upon the renewal of the Company’s leases, resulting in a reduction, relative to the existing lease terms, in the amount of lease revenue SDTS receives per dollar of rate base. It is also possible that, in the future, Sharyland could request a reduction in rent for existing assets already under lease to reflect the impacts of the TCJA; if such a request is made, the Company is not obligated under the leases to agree to the requested change.  Sharyland has indicated that it currently does not intend to make such a request with respect to the 2018 lease payments.

In consideration of the foregoing as well as the other potential impacts of the TCJA, the Company is reviewing its REIT election and the existing lessor-lessee relationship with Sharyland, including consideration of whether InfraREIT should terminate its REIT status (a “De-REIT transaction”). Any such De-REIT transaction may involve one or more of the following: combining Sharyland with SDTS, terminating the leases between SDTS and Sharyland, terminating the Company’s operating partnership, and/or other negotiations with Hunt Consolidated, Inc. (“HCI”) and its affiliates (collectively, “Hunt”), including terminating or renegotiating the Company’s management agreement, terminating or renegotiating the development agreement with Hunt, and engaging in related negotiations. InfraREIT has not set a specific timeline for completing this review.

Hunt Consolidated, Inc.’s Schedule 13D

On January 16, 2018, InfraREIT’s shareholder, HCI, filed an amendment to its Schedule 13D with the U.S. Securities and Exchange Commission stating its intent to focus on evaluating and developing a “going private” transaction with respect to InfraREIT.  HCI further stated that any “going private” transaction would require HCI to obtain outside financing from one or more investors.  HCI also stated it does not have a high level of interest in selling its entire investment in InfraREIT. The Company’s Conflicts Committee intends to consider any proposal from HCI; however, at this time, no offer has been made to InfraREIT.

Dividends and Distributions

On February 27, 2018, InfraREIT’s board of directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and stockholders of record on March 29, 2018, payable on April 19, 2018.

On December 1, 2017, InfraREIT’s board of directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and shareholders of record on December 29, 2017, which were paid on January 18, 2018.

Hunt Project Quarterly Updates

InfraREIT’s quarterly “Hunt Project Updates” can be found on the Company’s Web site (www.InfraREITInc.com) under the “Hunt Transmission-Our Developer” and “Investor Relations” sections and in the “2017 Full Year Results & Supplemental Information” presentation posted on the Company’s Web site.

Conference Call and Webcast

As previously announced, management will host a teleconference call on March 1, 2018, at 10 a.m. U.S. Central Time (11 a.m. U.S. Eastern Time).  David A. Campbell, Chief Executive Officer, and Brant Meleski, Chief Financial Officer, will discuss InfraREIT’s results and financial outlook.

Investors and analysts are invited to participate in the call by phone at 1-855-560-2576, or internationally at 1-412-542-4162 (access code: 10115363) or via the Internet at www.InfraREITInc.com.  A replay of the call will be available on the Company’s Web site or by phone at 1-877-344-7529, or internationally at 1-412-317-0088 (access code: 10115363), for a seven-day period following the call.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under GAAP. In particular, InfraREIT uses Non-GAAP EPS, CAD, EBITDA, Adjusted EBITDA, FFO and AFFO as important supplemental measures of the Company’s operating performance.  For example, management uses the CAD measurement when recommending dividends to its board of directors.  The Company also presents non-GAAP performance measures because management believes they help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. InfraREIT has a diverse set of investors, including investors that primarily focus on utilities, yieldcos, MLPs or REITs.  InfraREIT’s management believes that each of these different classes of investors focuses on different types of metrics in their evaluation of InfraREIT.  For instance, many utility investors focus on earnings per share and management believes the Company’s presentation of Non-GAAP EPS enables a better comparison to other utilities.  InfraREIT’s management believes it is appropriate to calculate and provide these measures in order to be responsive to these investors.  Reporting on these measures in InfraREIT’s public disclosures also ensures that this information is available to all of InfraREIT’s investors.  The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as InfraREIT. Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that is engaged in owning and leasing rate-regulated electric transmission assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements give InfraREIT management’s current expectations and include projections of results of operations or financial condition or forecasts of future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include

InfraREIT’s expectations regarding anticipated financial and operational performance, including projected or forecasted financial results, distributions to stockholders, capital expenditures, AFFO-to-debt ratios, capitalization matters and other forecasted metrics. The assumptions and estimates underlying the forward-looking statements included in this press release are inherently uncertain and, though considered reasonable by InfraREIT’s management team as of the date of its preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in this press release. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) decisions by regulators or changes in governmental policies or regulations with respect to the Company’s organizational structure, lease arrangements, capitalization, acquisitions and dispositions of assets, recovery of investments, the Company’s authorized rate of return and other regulatory parameters; (b) the impact of the TCJA on the relative advantages of the Company’s business model and the effects of any decision to terminate the Company’s REIT status; (c) the implications of the Company’s relationships with HCI and its affiliates on any transaction or alternative arrangement that may be proposed by HCI or a third party; (d) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependence on the tenant’s solvency and financial and operating performance; (e) the amount of available investment to grow the Company’s rate base; (f) the Company’s ability to negotiate future rent payments or to renew leases with its tenant; (g) insufficient cash available to meet distribution requirements; (h) the effects of existing and future tax and other laws and governmental regulations; and (i) the Company’s failure to qualify or maintain its status as a REIT or changes in the tax laws applicable to REITs.  These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U. S. Securities and Exchange Commission. For the above reasons, there can be no assurance that any forward-looking statements included herein will prove to be indicative of the Company’s future performance or that actual results will not differ materially from those presented. In no event should the inclusion of forecasted financial information in this press release be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

Any forward-looking statement made by the Company in this press release is based only on information currently available to InfraREIT and speaks only as of the date on which it is made. InfraREIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(Unaudited)
Revenue
Base rent	$42,882	$38,951	$165,264	$145,030
Percentage rent	15,795	16,279	25,077	27,069
Total lease revenue	58,677	55,230	190,341	172,099
Tax Cuts and Jobs Act regulatory adjustment	(55,779)	—	(55,779)	—
Net revenues	2,898	55,230	134,562	172,099
Operating costs and expenses
General and administrative expense	5,823	5,991	25,388	21,852
Depreciation	12,210	12,392	51,207	46,704
Gain on asset exchange transaction	(257)	—	(257)	—
Total operating costs and expenses	17,776	18,383	76,338	68,556
Income from operations	(14,878)	36,847	58,224	103,543
Other (expense) income
Interest expense, net	(10,475)	(9,644)	(40,671)	(36,920)
Other income, net	367	861	718	3,781
Total other expense	(10,108)	(8,783)	(39,953)	(33,139)
(Loss) income before income taxes	(24,986)	28,064	18,271	70,404
Income tax expense	345	325	1,218	1,103
Net (loss) income	(25,331)	27,739	17,053	69,301
Less: Net (loss) income attributable to noncontrolling interest	(7,046)	7,749	4,751	19,347
Net (loss) income attributable to InfraREIT, Inc.	$(18,285)	$19,990	$12,302	$49,954
Net (loss) income attributable to InfraREIT, Inc. common stockholders per share:
Basic	$(0.42)	$0.46	$0.28	$1.14
Diluted	$(0.42)	$0.46	$0.28	$1.14
Cash dividends declared per common share	$0.25	$0.25	$1.00	$1.00
Weighted average common shares outstanding (basic shares)	43,797	43,771	43,783	43,668
Redemption of operating partnership units	—	—	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,797	43,771	43,783	43,668
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net (loss) income attributable to noncontrolling interest	$(7,046)	$7,749	$4,751	$19,347
Redemption of operating partnership units	16,878	16,873	16,892	16,968

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31,
	2017	2016
Assets
Current Assets
Cash and cash equivalents	$2,867	$17,612
Restricted cash	1,683	1,682
Due from affiliates	35,172	32,554
Inventory	6,759	7,276
Prepaids and other current assets	2,460	726
Total current assets	48,941	59,850
Electric Plant, net	1,772,229	1,640,820
Goodwill	138,384	138,384
Other Assets	34,314	37,646
Total Assets	$1,993,868	$1,876,700
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$21,230	$37,372
Short-term borrowings	41,000	137,500
Current portion of long-term debt	68,305	7,849
Dividends and distributions payable	15,169	15,161
Accrued taxes	5,633	4,415
Total current liabilities	151,337	202,297
Long-Term Debt, Less Deferred Financing Costs	841,215	709,488
Regulatory Liabilities	100,458	21,004
Total liabilities	1,093,010	932,789
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,796,915 and 43,772,283 issued and outstanding as of December 31, 2017 and 2016, respectively	438	438
Additional paid-in capital	706,357	705,845
Accumulated deficit	(49,728)	(18,243)
Total InfraREIT, Inc. equity	657,067	688,040
Noncontrolling interest	243,791	255,871
Total equity	900,858	943,911
Total Liabilities and Equity	$1,993,868	$1,876,700

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2017	2016
Cash flows from operating activities
Net income	$17,053	$69,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	51,207	46,704
Amortization of deferred financing costs	4,173	4,014
Allowance for funds used during construction - other funds	(681)	(3,728)
Tax Cuts and Jobs Act regulatory adjustment	55,779	—
Gain on asset exchange transaction	(257)	—
Equity based compensation	570	978
Changes in assets and liabilities:
Due from affiliates	(2,618)	(1,382)
Inventory	479	(545)
Prepaids and other current assets	(102)	(166)
Accounts payable and accrued liabilities	(8,021)	7,958
Net cash provided by operating activities	117,582	123,134
Cash flows from investing activities
Additions to electric plant	(184,435)	(231,312)
Proceeds from asset exchange transaction	17,935	—
Net cash used in investing activities	(166,500)	(231,312)
Cash flows from financing activities
Proceeds from short-term borrowings	138,500	139,500
Repayments of short-term borrowings	(235,000)	(56,000)
Proceeds from borrowings of long-term debt	200,000	100,000
Repayments of long-term debt	(7,849)	(7,423)
Net change in restricted cash	(1)	—
Deferred financing costs	(809)	(649)
Dividends and distributions paid	(60,668)	(59,109)
Net cash provided by financing activities	34,173	116,319
Net (decrease) increase in cash and cash equivalents	(14,745)	8,141
Cash and cash equivalents at beginning of year	17,612	9,471
Cash and cash equivalents at end of year	$2,867	$17,612

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, which includes (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) adding back the TCJA Regulatory Adjustment related to the enactment of the TCJA reducing the corporate federal income tax rate from 35 percent to 21 percent; (c) adding back the transaction costs related to the Asset Exchange Transaction; and (d) removing the effect of the gain on the Asset Exchange Transaction.  The Company defines Non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following tables set forth a reconciliation of net income attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS:

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
(In thousands, except per share amounts, unaudited)	Amount	Per Share (5)	Amount	Per Share (6)
Net (loss) income attributable to InfraREIT, Inc.	$(18,285)	$(0.42)	$19,990	$0.46
Net (loss) income attributable to noncontrolling interest	(7,046)	(0.42)	7,749	0.46
Net (loss) income	(25,331)	(0.42)	27,739	0.46
Base rent adjustment (1)	(663)	(0.01)	(567)	(0.01)
Tax Cuts and Jobs Act regulatory adjustment (2)	55,779	0.92	—	—
Transaction costs (3)	767	0.01	—	—
Gain on asset exchange transaction (4)	(257)	—	—	—
Non-GAAP net income	$30,295	$0.50	$27,172	$0.45

	Year Ended December 31, 2017		Year Ended December 31, 2016
(In thousands, except per share amounts, unaudited)	Amount	Per Share (5)	Amount	Per Share (7)
Net income attributable to InfraREIT, Inc.	$12,302	$0.28	$49,954	$1.14
Net income attributable to noncontrolling interest	4,751	0.28	19,347	1.14
Net income	17,053	0.28	69,301	1.14
Base rent adjustment (1)	(843)	(0.02)	4,035	0.07
Tax Cuts and Jobs Act regulatory adjustment (2)	55,779	0.92	—	—
Transaction costs (3)	4,676	0.08	—	—
Gain on asset exchange transaction (4)	(257)	—	—	—
Non-GAAP net income	$76,408	$1.26	$73,336	$1.21

(1)

This adjustment relates to the difference between the timing of cash base rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP.  The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash base rent becomes due.

(2)

This adjustment relates to the establishment of the regulatory liability related to the excess ADFIT as a result of the enactment of the TCJA reducing the corporate federal income tax rate from 35 percent to 21 percent.

(3)

This adjustment reflects the transaction costs related to the Asset Exchange Transaction. These costs are exclusive of the Company’s routine business operations or typical rate case costs and have been excluded to present additional insights on InfraREIT’s core operations.

(4)	This adjustment reflects the gain associated with the inventory that was sold in the Asset Exchange Transaction. This gain has been excluded as it is not part of the Company’s core operations.
(5)

The weighted average common shares outstanding of 43.8 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.9 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.7 million was used for the remainder of the per share calculations.

(6)

The weighted average common shares outstanding of 43.6 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 17.0 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.6 million was used for the remainder of the per share calculations.

(7)

The weighted average common shares outstanding of 43.0 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.2 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 59.2 million was used for the remainder of the per share calculations.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of CAD

CAD

The Company defines CAD in a manner that it believes is appropriate to show its core operational performance, which includes a deduction of the portion of capital expenditures needed to maintain its net assets.  This deduction equals depreciation expense within the applicable period. The portion of the capital expenditures in excess of depreciation, which the Company refers to as growth capital expenditures, will increase the Company’s net assets. The CAD calculation also includes various other adjustments from net income, as outlined below and described in more detail on Schedules 1, 3 and 4.

The following table sets forth a reconciliation of net income to CAD:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, unaudited)	2017	2016	2017	2016
Net (loss) income	$(25,331)	$27,739	$17,053	$69,301
Depreciation	12,210	12,392	51,207	46,704
Base rent adjustment (1)	(663)	(567)	(843)	4,035
Non-cash equity compensation	142	228	570	978
Amortization of deferred financing costs	1,072	1,004	4,173	4,014
Other income, net (2)	(367)	(861)	(718)	(3,781)
Capital expenditures to maintain net assets	(12,210)	(12,392)	(51,207)	(46,704)
Tax Cuts and Jobs Act regulatory adjustment (3)	55,779	—	55,779	—
Transaction costs (4)	767	—	4,676	—
Gain on asset exchange transaction (5)	(257)	—	(257)	—
CAD	$31,142	$27,543	$80,433	$74,547

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(2)

Includes allowance for funds used during construction (“AFUDC”) on other funds of $0.4 million and $0.8 million for the three months ended December 31, 2017 and 2016, respectively, and $0.7 million and $3.7 million for the years ended December 31, 2017 and 2016, respectively

(3)	See footnote (2) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(4)	See footnote (3) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(5)	See footnote (4) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS

Schedule 3

InfraREIT, Inc.

Explanation and Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA

InfraREIT defines EBITDA as net income (loss) before interest expense, net; income tax expense; depreciation and amortization.  Adjusted EBITDA is defined as EBITDA adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) adding back the TCJA Regulatory Adjustment related to the enactment of the TCJA reducing the corporate federal income tax rate from 35 percent to 21 percent; (c) adding back the transaction costs related to the Asset Exchange Transaction; (d) removing the effect of the gain on the Asset Exchange Transaction; and (e) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, unaudited)	2017	2016	2017	2016
Net (loss) income	$(25,331)	$27,739	$17,053	$69,301
Interest expense, net	10,475	9,644	40,671	36,920
Income tax expense	345	325	1,218	1,103
Depreciation	12,210	12,392	51,207	46,704
EBITDA	(2,301)	50,100	110,149	154,028
Base rent adjustment (1)	(663)	(567)	(843)	4,035
Other income, net (2)	(367)	(861)	(718)	(3,781)
Tax Cuts and Jobs Act regulatory adjustment (3)	55,779	—	55,779	—
Transaction costs (4)	767	—	4,676	—
Gain on asset exchange transaction (5)	(257)	—	(257)	—
Adjusted EBITDA	$52,958	$48,672	$168,786	$154,282

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 2 on Explanation and Reconciliation of CAD
(3)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(4)	See footnote (3) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(5)	See footnote (4) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS

Schedule 4

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliations below, results in FFO representing net income (loss) before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) adding back the TCJA Regulatory Adjustment related to the enactment of the TCJA reducing the corporate federal income tax rate from 35 percent to 21 percent; (c) adding back the transaction costs related to the Asset Exchange Transaction; (d) removing the effect of the gain on the Asset Exchange Transaction; and (e) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to FFO and AFFO:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, unaudited)	2017	2016	2017	2016
Net (loss) income	$(25,331)	$27,739	$17,053	$69,301
Depreciation	12,210	12,392	51,207	46,704
FFO	(13,121)	40,131	68,260	116,005
Base rent adjustment (1)	(663)	(567)	(843)	4,035
Other income, net (2)	(367)	(861)	(718)	(3,781)
Tax Cuts and Jobs Act regulatory adjustment (3)	55,779	—	55,779	—
Transaction costs (4)	767	—	4,676	—
Gain on asset exchange transaction (5)	(257)	—	(257)	—
AFFO	$42,138	$38,703	$126,897	$116,259

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 2 on Explanation and Reconciliation of CAD
(3)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(4)	See footnote (3) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(5)	See footnote (4) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS

Schedule 5

InfraREIT, Inc.

Explanation and Reconciliation of Forecasted Guidance for 2018

Forecasted GAAP Net Income Attributable to InfraREIT, Inc. Per Share to Non-GAAP EPS

The Company provides yearly guidance for Non-GAAP EPS, which is one of the supplemental financial measures it uses in evaluating the Company’s operating performance.  The Company believes that Non-GAAP EPS helps the Company and investors better understand the Company’s business and performance by providing perspectives not immediately apparent from net income.

The following table sets forth a reconciliation of the forecasted GAAP net income attributable to InfraREIT, Inc. per share to Non-GAAP EPS for the year ending December 31, 2018:

	Full Year 2018
(Per share amounts, unaudited)	Low	High
Net income attributable to InfraREIT, Inc.	$1.29	$1.39
Net income attributable to noncontrolling interest	1.29	1.39
Net income	1.29	1.39
Base rent adjustment	(0.08)	(0.08)
Transaction costs	0.01	0.01
Non-GAAP EPS	$1.22	$1.32

For additional information, contact:

For Investors:	Brook Wootton
Vice President, Investor Relations
InfraREIT, Inc.
214-855-6748
For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc.
214-978-8534

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